Exhibit 10.1

VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT, dated as of March 28, 2025 (this “Agreement”), is made by and among (1) HomeStreet, Inc., a Washington corporation (“Parent”), (2) EB Acquisition Company LLC and EB Acquisition Company II LLC (together, the “Acquisition Entities”) and (3) Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P. (together, the “Fund Entities”) (together, the “Parties” and each a “Party”).
W I T N E S E T H
WHEREAS, on March 28, 2025, Parent, HomeStreet Bank, a Washington state-chartered commercial bank and a direct and wholly owned subsidiary of Parent (“Parent Bank”), and Mechanics Bank (“Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Parent Bank will merge with and into Company (the “Merger”), so that Company is the surviving entity in the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS in connection with the transactions contemplated by the Merger Agreement, the Board of Directors of Parent has (a) approved the amendment of Parent’s articles of incorporation in the form attached as Exhibit B to the Merger Agreement (the “Articles Amendment”), which, among other things, authorizes Parent to issue Class A Common Stock and Class B Common Stock (in each case as defined in the Articles Amendment), (b) resolved to submit such amendment to the shareholders of Parent for approval and (c) approved the issuance of shares of Class A Common Stock and Class B Common Stock as Merger Consideration (as defined in the Merger Agreement) on the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, as of the date hereof, each Acquisition Entity is the record and Beneficial Owner of, and has the right to vote and act by written consent with respect to and dispose of, certain shares of common stock, par value $50 per share, of Company designated as Voting Common Stock (the “Voting Company Common Stock”);
WHEREAS, obtaining the Requisite Company Vote is a condition to the consummation of the Merger;
WHEREAS, concurrently with the execution of the Merger Agreement, (a) Company, the Acquisition Entities, the Fund Entities and Rabobank International Holding B.V. have terminated the Company Shareholders Agreement and (b) Parent, Company, the Acquisition Entities, the Fund Entities and Rabobank International Holding B.V. have entered into the Registration Rights Agreement in the form attached as Exhibit C to the Merger Agreement;
WHEREAS, the Acquisition Entities and the Fund Entities understand that Parent and Parent Bank are being induced to enter into the Merger Agreement by, and Parent’s and Parent Bank’s willingness to enter into the Merger Agreement is conditioned upon, the execution of this Agreement by the Acquisition Entities and the Fund Entities as soon as practicable, and in no event later than twenty-four (24) hours, following the execution of the Merger Agreement; and

WHEREAS, (a) each of the Acquisition Entities and Fund Entities is willing to agree, on the terms and subject to the conditions set forth herein, not to Transfer (as defined below) any of the Voting Company Common Stock, and (b) each of the Acquisition Entities is willing to act by written consent with respect to the Voting Company Common Stock as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions and Related Matters.
1.1Definitions. This Agreement is a “Support Agreement” as defined in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:
“Affiliate” shall mean, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.
“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation) (whether or not any such rule, statute or regulation is applicable to such securities). “Beneficial Ownership” shall have a correlative meaning.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Company Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of August 31, 2019, by and among Company, Rabobank International Holding B.V., the Fund Entities and the Acquisition Entities.
“Expiration Time” shall mean, with respect to any Acquisition Entity and Fund Entity, the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) any amendment to the Merger Agreement without the prior written consent of such Acquisition Entity or Fund Entity if such amendment reduces the Exchange Ratio or alters the form of Merger Consideration.
“Person” shall mean an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Transfer” means, with respect to any Voting Company Common Stock, the sale, grant, assignment, transfer, pledge, hypothecation, encumbrance (excluding any encumbrance created by this Agreement, the Company Articles, the Company Bylaws, the Company Shareholders Agreement or applicable securities laws), constructive sale, or other disposition of such security or the ownership thereof (including by operation of law), or the entry into of any contract, agreement or other obligation to effect any of the foregoing, including, for purposes of this Agreement, the transfer or sharing of any voting, investment or dispositive power of such security.
1.2Additional Shares. Each Acquisition Entity and Fund Entity agrees that all applicable representations, terms and conditions of this Agreement will apply to the Voting Company Common Stock of which such Acquisition Entity or Fund Entity acquires record and Beneficial Ownership (and the power to vote and right to consent with respect to) after the date hereof and prior to the Expiration Time, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares of Voting Company Common Stock or the like, gift, bequest, inheritance, or as a successor in interest in any capacity or otherwise (together, the “Additional Shares”). For the avoidance of doubt, all references to “Voting Company Common Stock” in this Agreement shall be deemed to include any Additional Shares, mutatis mutandis.
1.3Other Definitional Provisions. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement, except as otherwise expressly stated; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) a “business day” means any day other than a Saturday, a Sunday or a day on which banks in the State of Washington or California are authorized by law or executive order to be closed; and (h) the word “or” shall not be exclusive.
2.Agreement to Consent and Approve. From the date hereof until the Expiration Time, each Acquisition Entity shall, and the applicable Fund Entity shall cause such Acquisition Entity to, (a) promptly (and in any event within five (5) business days) after the S-4 is declared effective under the Securities Act, execute and deliver (or cause to be executed and delivered) to Company a written consent approving the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger), substantially in the form attached hereto as Exhibit A, with respect to all of its Voting Company Common Stock entitled to act by written consent thereto and in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent, and (b) vote or cause to be voted (including by written consent) all of its Voting Company Common Stock against any actions, agreement or transaction involving Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated by the Merger Agreement, including the Merger, in any material respect.
3.Agreement Not to Transfer or Encumber. From the date hereof until the Expiration Time, each Acquisition Entity shall not, and each Fund Entity shall not, and shall cause its respective Acquisition Entity not to, (a) directly or indirectly Transfer any Voting Company Common Stock (or any rights, options or warrants to acquire any Voting Company Common Stock) or (b) enter into any contract or binding commitment (whether or not in writing) to take any of the actions prohibited by the foregoing clause (a) except, in each case, (i) pursuant to this Agreement, (ii) with respect to arrangements entered into with investors and limited partners customary for private equity funds, as long as such Fund Entity or Acquisition Entity retains Beneficial Ownership of such Voting Company Common Stock or (iii) pursuant to Transfers to an Affiliate who shall agree to be bound by this Agreement as if an original party hereto.
4.Registration Rights Agreement. Concurrently with the execution of the Merger Agreement, each Acquisition Entity and, for the limited purposes set forth therein, each Fund Entity, has delivered a duly executed copy of the Registration Rights Agreement in the form attached as Exhibit C to the Merger Agreement, to be effective as of the Effective Time.
5.Representations and Warranties of each Acquisition Entity and Fund Entity. Each Acquisition Entity and Fund Entity hereby represents and warrants (on behalf of itself and, in the case of each Fund Entity, its respective Acquisition Entity) to Parent as follows:
5.1Each Acquisition Entity and Fund Entity is duly organized, existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization.
5.2Each Acquisition Entity and Fund Entity has all requisite power and authority to execute and deliver this Agreement and to perform such Party’s obligations hereunder. The execution and delivery of this Agreement by each Acquisition Entity and Fund Entity and the performance of such Party’s obligations hereunder have been duly authorized by all necessary action of such Party. This Agreement has been duly executed and delivered by each Acquisition Entity and Fund Entity and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid and binding obligation of each Acquisition Entity and Fund Entity enforceable against such Party in accordance with its terms, except as limited by the Enforceability Exceptions.
5.3The execution and delivery of this Agreement by each Acquisition Entity and Fund Entity and the performance of such Party’s obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the organizational or governing documents of such Party, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of such Party (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon such Party, or (c) a conflict with, breach or violation of any law applicable to such Party or by which its properties are bound or affected, except, in the case of clause (a), (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to materially impair or have a material adverse effect on the ability of such Party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.
5.4As of the date hereof, each Acquisition Entity (a) Beneficially Owns and owns of record all of the shares of Voting Company Common Stock set forth in the table opposite its name set forth on Schedule 1 attached hereto free and clear of any and all Liens, other than those created by this Agreement, the Company Articles, the Company Bylaws, the Company Shareholders Agreement and applicable securities laws, and (b) has voting power over and right to consent with respect to all of such shares of Voting Company Common Stock.
5.5Each Acquisition Entity and Fund Entity is not aware of any reason why the necessary regulatory approvals, waivers and consents will not be received in order to permit consummation of the transactions contemplated by the Merger Agreement (including the Merger) on a timely basis.

6.Representations and Warranties of Parent. Parent hereby represents and warrants to each Acquisition Entity and Fund Entity as follows:
6.1Parent is duly organized, existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization.
6.2Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly authorized by all necessary action of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by each Acquisition Entity and Fund Entity, constitutes the legal, valid and binding obligation of Parent enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.
6.3The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the organizational documents of Parent, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon Parent, or (c) a conflict with, breach or violation of any law applicable to Parent or by which its properties are bound or affected, except in the case of clause (a),  (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to materially impair or have a material adverse effect on the ability of Parent to perform its obligations under this Agreement on a timely basis.
7.Additional Covenants of Each Acquisition Entity and Fund Entity. Each Acquisition Entity and Fund Entity hereby further covenants and agrees as follows:
7.1Each Acquisition Entity and Fund Entity, on the one hand, and Parent, on the other hand, shall cooperate with each other, and each Acquisition Entity and Fund Entity shall use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals that are required to be obtained by such Acquisition Entity or Fund Entity, each Acquisition Entity and Fund Entity shall use its reasonable best efforts to make them within thirty (30) days of the date of this Agreement, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to be obtained by such Acquisition Entity and Fund Entity to consummate the transactions contemplated by the Merger Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent, on the one hand, and each Acquisition Entity and Fund Entity, on the other hand, shall have the right to review for a reasonable period of time in advance, and, to the extent practicable and subject to applicable laws relating to the exchange of information, all the information relating to Parent or such Acquisition Entity or Fund Entity, as the case may be, and any of its respective Subsidiaries (excluding the Company, in the case of the Acquisition Entities and Fund Entities), which appears in any filing of any such person made with, or written materials submitted to, any third party or any Governmental Entity. In exercising the foregoing right, Parent, on one hand, and each Acquisition Entity and Fund Entity, on the other hand, shall act reasonably and as promptly as practicable. Each Acquisition Entity and Fund Entity hereto agrees that it will consult with Parent with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to be obtained by it to consummate the transactions contemplated by the Merger Agreement and will keep Parent apprised of the status of matters relating to completion of the transactions contemplated in the Merger Agreement, and each Acquisition Entity and Fund Entity shall consult with Parent in advance of any meeting or conference with any Governmental Entity specifically in connection with obtaining the Requisite Regulatory Approvals in connection with the transactions contemplated by the Merger Agreement and, to the extent permitted by such Governmental Entity, give Parent and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including Section 7.4 and Section 7.6) shall (x) be construed as requiring any Acquisition Entity or Fund Entity to provide or disclose to Parent or its Affiliates the identity of (unless required by law), or any confidential information relating to, any limited partner of any Fund Entity; provided, that, if a Governmental Entity requests such information to be included in any applications, notices, petitions and filings made by Parent in connection with the transactions contemplated by the Merger Agreement, the applicable Fund Entity shall provide such information to such Governmental Entity directly, or (y) restrict or apply to any meeting or conference with regulators, or discussions with regulators, by any Acquisition Entity or Fund Entity in the ordinary course that is not specifically related to obtaining the Requisite Regulatory Approvals in connection with the transactions contemplated by the Merger Agreement.
7.2Without limiting the generality of the undertaking pursuant to Section 7.1, each Acquisition Entity and Fund Entity agrees to take or cause to be taken the following actions: (i) use reasonable best efforts to obtain the Requisite Regulatory Approvals that are required to be obtained by it (as applicable) and to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on any Acquisition Entity or Fund Entity or any of their respective Subsidiaries with respect to the Merger; (ii) use reasonable best efforts to avoid the entry of any Government Order applicable to it that would or is reasonably likely to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement, including the defense through litigation on the merits of any claim asserted against such Acquisition Entity or Fund Entity in any court, agency or other proceeding by any person, including any Governmental Entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement; (iii) use reasonable best efforts to take, in the event that any permanent, preliminary or temporary Government Order applicable to it is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by the Merger Agreement, steps reasonably necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate or remove such actual, anticipated or threatened Government Order so as to permit such consummation on a schedule as close as possible to that contemplated by the Merger Agreement; and (iv) obtaining all necessary information relating to Ford Management III, L.P., 2011 TCRT, Ford Ultimate Management II, LLC, Ford Management II, L.P, GJF Financial Management II, LLC and Ford Family Investment, LP (the “Fund Group Entities”) as the case may be, that are necessary to be obtained by the Acquisition Entities and the Fund Entities in respect of the Requisite Regulatory Approvals pursuant to this Section 7, and causing the applicable Fund Group Entities to be parties to any applications, notices, petitions and filings required to be made by an Acquisition Entity or Fund Entity pursuant this Section 7 to which the Fund Group Entities are required to be party, in each case to the same extent as the Fund Entities are required to do so pursuant to this Section 7. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall require any Acquisition Entity or Fund Entity to (i) take, or agree to take, any action or agree to any condition or restriction, in connection with the grant of a Requisite Regulatory Approval, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on (A) Parent and its Subsidiaries, taken as a whole, after giving effect to the Merger (measured on a pro forma basis after giving effect to the transactions contemplated by the Merger Agreement, including the Merger) or (B) the Acquisition Entities and Fund Entities, taken as a whole, mutatis mutandis, or (ii) take, or agree to take, any action or agree to any condition or restriction, except in respect of Requisite Regulatory Approvals that are required to be obtained by such Acquisition Entity or Fund Entity.
7.3Each Acquisition Entity and Fund Entity shall promptly inform Parent, and promptly respond to any request for information and use reasonable best efforts to take such action and resolve any objections that may be required or asserted by any Governmental Entity with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement.
7.4Each Acquisition Entity and Fund Entity shall, upon request, furnish Parent with all information concerning itself and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent or any of its Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by the Merger Agreement.
7.5Each Acquisition Entity and Fund Entity shall promptly advise Parent upon receiving any communication from any Governmental Entity that causes any such Acquisition Entity or Fund Entity to believe that there is a reasonable likelihood that any Requisite Regulatory Approval required to be obtained by it will not be obtained, or that the receipt of such approval will be delayed.
7.6Each Acquisition Entity and Fund Entity hereby (a) authorizes Parent and Company to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Merger Agreement that Parent and Company reasonably determines to be necessary or advisable, including the Consent Solicitation Statement and the S-4 and any other applicable filings under the Exchange Act or the Securities Act, such Party’s identity and ownership of the Voting Company Common Stock and the nature of such Party’s obligations under this Agreement; provided, that to the extent practicable such Party shall have a reasonable opportunity to review and approve such disclosure prior to any such announcement or disclosure, and (b) agrees that such Party shall promptly (i) furnish to Parent and the Company any information that Parent or Company may reasonably request for the preparation of any such announcement or disclosure and (ii) notify Parent and Company of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
8.Termination. Other than this Section 8 and Section 10, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any Party hereto from liability for any willful and material breach of this Agreement that occurred prior to such termination.
9.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Voting Company Common Stock. All rights, ownership and economic benefits of and relating to the Voting Company Common Stock shall remain vested in and belong to the Acquisition Entities or Fund Entities, as applicable, and Parent shall not have the authority to direct such

Party in the voting or disposition of any Voting Company Common Stock, except as otherwise expressly provided herein.
10.Miscellaneous.
10.1Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and, accordingly, that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
10.2Assignment; Third-Party Beneficiaries. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, that no such consent shall be required in connection with the Merger. Any purported assignment in contravention of this Section 10.2 shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Except as expressly set forth herein, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement.
10.3Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the Parties.
10.4Extension; Waiver. Each of the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties contained in this Agreement for such Party’s benefit, (b) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered by such other Party pursuant to this Agreement for such Party’s benefit, and (c) waive compliance with any of the agreements or satisfaction of any conditions for such Party’s benefit contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
10.5Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (so long as a receipt confirmation of such e-mail is requested and no “bounce-back” or similar non-transmittal reply is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
(i)if to an Acquisition Entity or Fund Entity, to the address set forth on Schedule 1 attached hereto with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:     Jacob A. Kling
        Eric M. Feinstein
Email:     JAKling@wlrk.com
        EMFeinstein@wlrk.com
(ii)if to Parent, to:

HomeStreet, Inc.
601 Union Street, Suite 2000
Seattle, WA 98101
Attention:    Mark Mason
        John M. Michel
        Godfrey Evans
Email:        [***]
        [***]
        [***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:    H. Rodgin Cohen
        Mitchell S. Eitel
Facsimile:    (212) 558-3588
Email:        cohenhr@sullcrom.com
        eitelm@sullcrom.com
(iii)or to such other address as any Party hereto shall notify the other Parties hereto (as provided above) from time to time.
10.6Governing Law; Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.
(b)Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts,

(iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 10.5.
10.7Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
10.8Interpretation. The headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
10.9Entire Agreement; No Other Representations. This Agreement (including the documents and instruments referred to in this Agreement) and the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof.
10.10Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
10.11Expenses. Regardless of whether the transactions provided for in this Agreement or the Merger Agreement are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.
10.12Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

10.13Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment to this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.
10.14Several Liability. Any liability or obligation of a Fund Entity or an Acquisition Entity hereunder shall be several and not joint (and not joint and several).
10.15Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of Confidential Supervisory Information by any Party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.
HOMESTREET, INC.

By:      /s/ Mark Mason
Name: Mark Mason
Title: Chairman & CEO

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

EB Acquisition Company LLC

By: /s/ Carl B. Webb
    Name: Carl B. Webb
    Title: Authorized Person

EB Acquisition Company II LLC

By:    /s/ Carl B. Webb
    Name: Carl B. Webb
    Title: Authorized Person

Ford Financial Fund II, L.P.

By: Ford Management II, L.P.
Its General Partner

    By: Ford Ultimate Management II, LLC
Its General Partner

        By:    /s/ Carl B. Webb
            Name: Carl B. Webb
            Title: Managing Member

Ford Financial Fund III, L.P.

By: Ford Management III, L.P.
Its General Partner

    By: Ford Ultimate Management II, LLC
Its General Partner

        By:    /s/ Carl B. Webb
            Name: Carl B. Webb
            Title: Managing Member
[Signature Page to Support Agreement]